Exhibit 99.1

Dear Shareholders,

For Oramed, 2012 has been an exceptional year. We saw a number of significant milestones achieved across key areas of our business, with progress intensifying recently. I would like to take this opportunity to review past, present, and upcoming events at Oramed.

IND Application

Following the successful clinical trials carried out on our oral insulin over the past few years, our primary focus has been directed towards the preparation and submission of the Investigational New Drug application (IND) to the FDA for Phase 2 trials on our oral insulin product. This trial represents an outstanding landmark on the path towards bringing our oral insulin candidate to market. The trial will take place at ten different centers across the U.S., and include 147 type 2 diabetic patients in a three-armed trial - one placebo and two different dosages. The trial is expected to carry on for approximately 12 months.

We are excited to be sharing the news of the IND application which was sent to the FDA on Friday, December 28th!

Collaboration with Award-winning CRO

The FDA-approved trials will be conducted by Medpace, a recipient of the prestigious Eagle Award for best Contract Research Organization (CRO). In October we announced the signing of an agreement with Medpace to carry out the planned Phase 2 clinical trials. We anticipate that Medpace will be an excellent partner as illustrated by their outstanding reputation and vast knowledge and experience in the field of diabetes.

Oral Exenatide (ORMD-0901)

Trials on healthy volunteers and type 2 diabetic patients are set to begin on our second product, oral exenatide (oral GLP-1 analog). Results of the trials are expected to come out in the first quarter of the 2013 calendar year. The success of these trials will allow us to move into the next stage of testing on this product.

Combination Therapy

Our third pipeline product is a combination of our two primary products, oral insulin and oral exenatide. Preliminary results of this trial were presented at the meeting of the American Diabetes Association (ADA) that took place this past June. The results showed that our two main products have greater positive effects when given together, as a combination therapy, above the administration of each product alone. Clinical trials are expected to commence in the coming year.

Oramed's Board Gains another Major Player

Gerald Ostrov, former CEO of Bausch & Lomb and former senior executive of Johnson & Johnson, joined Oramed's Board of Directors. With more than 40 years of experience, his insight into the strategic and organizational workings of the pharmaceutical world is of great benefit to the company as we continue to progress and move towards the future.

Technology Validation

Earlier this year we began to receive patent approvals in several different countries, further validating our technology across the globe, and we anticipate attaining additional approvals in the coming year.

Company Exposure

In effort to increase awareness for Oramed within the industry, we continued to appear and present our breakthrough technology platform at various scientific and business conferences worldwide.

On the Financial Side

In late November, we completed a $5.6 million raise straight equity without debt and at a premium to our share price. The raise was financed by several private and institutional investors, both new and existing, and will give us the funding we need to move forward with the upcoming Phase 2 clinical trials in the United States.

NASDAQ on the Horizon

An application was submitted for the company to be traded on the NASDAQ Capital Market. A number of technical and organization changes were completed in order to meet all of the requirements to uplist. These changes included such modifications as the establishment of various committees - such as audit and compensation committees - and expanding our Board of Directors.

The funds garnered from the recent raise gave us sufficient capital to meet the minimum equity criterion for being traded on NASDAQ. The other major criterion for NASDAQ is a share price of above $3.00 which will be met by carrying out a reverse split. This latter action essentially consolidates a number of shares together, having each shareholder retain an equivalent pre-consolidation stake in the company, except at a higher individual share price.

Besides the improved standing of being traded on NASDAQ, we believe that this move can greatly contribute to the Company's trading volume. In addition, we believe the increased international exposure may potentially provide a rise in our shareholders' share price.

The current expectation is to be uplisted towards the latter part of January, with most shareholders being transferred automatically with no additional actions required of them. We will of course make an announcement prior to this move.

Looking Forward

As we are steadily moving forward on many fronts, 2013 promises to be a pivotal year for Oramed. Following the expected uplisting to NASDAQ we are meant to receive a response from the FDA regarding clinical trial initiation in the U.S. on our flagship product, oral insulin. We are doing our utmost to prepare, together with Medpace, to ensure the trials will be conducted in the most professional, well-structured and timely manner possible.

Alongside our continuing operations, we are exploring several new avenues whose respective developments we hope to be able to inform you of once they have concluded.

I do hope that this letter offered a greater insight of goings-on at Oramed, and I look forward to sharing good news in the near future.

With wishes for a successful 2013,

Nadav Kidron
Chief Executive Officer

Forward-looking Statements: This letter contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and other Federal Securities laws. Statements preceded by, followed by, or that otherwise include the words "expects," "anticipates," "intends," "plans," "planned expenditures," "believes," "seeks," "estimates" and similar expressions or variations of such words are intended to identify forward-looking statements, but are not deemed to represent an all-inclusive means of identifying forward-looking statements.  Additionally, statements concerning future matters are forward-looking statements.   For example, we are using forward-looking statements when we discuss the projected commencement of our upcoming clinical trials, the amount of patients to be included in the trials, additional patents being approved in the coming year, or the prospect of being uplisted to Nasdaq. These forward-looking statements are based on the current expectations of the management of Oramed only, and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, including the risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval or patent protection for our product candidates; competition from other pharmaceutical or biotechnology companies; and our ability to obtain additional funding required to conduct our research, development and commercialization activities. In addition, the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: changes in technology and market requirements; delays or obstacles in launching our clinical trials; changes in legislation; inability to timely develop and introduce new technologies, products and applications; lack of validation of our technology as we progress further and lack of acceptance of our methods by the scientific community; inability to retain or attract key employees whose knowledge is essential to the development of our products; unforeseen scientific difficulties that may develop with our process; greater cost of final product than anticipated; loss of market share and pressure on pricing resulting from competition; laboratory results that do not translate to equally good results in real settings; our patents may not be sufficient; and that products may harm recipients, all of which could cause the actual results or performance of Oramed to differ materially from those contemplated in such forward-looking statements. Except as otherwise required by law, Oramed undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. For a more detailed description of the risks and uncertainties affecting Oramed, reference is made to Oramed's reports filed from time to time with the Securities and Exchange Commission.